Exhibit 10.2

FIRST AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT

This FIRST AMENDMENT (this “First Amendment”) to the Restructuring Support Agreement, dated as of May 10, 2019, by and among: (i) the Debtors (as defined therein) and (ii) the Consenting Noteholders (as defined therein) (together with the schedules, annexes and exhibits (including the term sheets) attached thereto, the “Restructuring Support Agreement”), is being entered into as of July 1, 2019, by and among (i) the Debtors and (ii) the Required Consenting Noteholders (as defined in the Restructuring Support Agreement). This First Amendment collectively refers to the Debtors and the Required Consenting Noteholders as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Restructuring Support Agreement.

WHEREAS, the Parties desire to amend certain terms of the Restructuring Support Agreement to facilitate the commencement of the solicitation in respect of the Plan as contemplated in the Restructuring Support Agreement (collectively, the “Proposed Amendment”);

WHEREAS, pursuant to Section 28 of the Restructuring Support Agreement, the Proposed Amendment requires the prior written consent of the Debtors and the Required Consenting Noteholders; and

WHEREAS, the undersigned Consenting Noteholders, taken as a whole, constitute the Required Consenting Noteholders as defined in the Restructuring Support Agreement as it applies to the Proposed Amendment.

NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

1.                                      Amendment to WHEREAS clause. The second WHEREAS clause of the Restructuring Support Agreement be, and it hereby is, amended and restated in its entirety as follows:

“WHEREAS, the Parties have engaged in good faith, arm’s length negotiations regarding the principal terms of a prepackaged chapter 11 plan of reorganization (as may be amended or supplemented from time to time in accordance with the terms of this Agreement, including all exhibits, schedules, supplements, appendices, annexes and attachments thereto, the “Plan”) by which the Debtors will seek to restructure the Notes Claims and certain of their other obligations, to cancel the existing equity interests of WIL-Ireland and to recapitalize in accordance with the terms provided in the restructuring term sheet attached hereto as Exhibit A (the “Term Sheet”) and incorporated herein pursuant to Section 3 of this Agreement, through (a) jointly-administered voluntary cases to be commenced by the Debtors (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101—1532 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), (b) an examinership proceeding to be commenced by WIL-Ireland under the laws of Ireland (the “Examinership Proceeding”) and (c)

provisional liquidation proceedings pursuant to sections 161 and 170 of the Companies Act 1981 of Bermuda (the “Bermuda Proceedings” and, together with the Examinership Proceeding and the Chapter 11 Cases, the “Cases”) by presenting “winding up” petitions to the Supreme Court of Bermuda (the “Bermuda Court”). The restructuring contemplated by the Plan, the scheme of arrangement based on the Plan submitted for approval in the Examinership Proceeding (the “Scheme of Arrangement”) and either the scheme of arrangement based on the Plan submitted for approval in the Bermuda Proceedings (the “Bermuda Scheme”) or a Conditional Recognition Order (defined below) are together referred to in this Agreement as the “Restructuring”;

2.                                      Amendment to Section 2.

a.                                      Section 2(b) of the Restructuring Support Agreement be, and it hereby is, amended and restated as follows:

“Where the provisions of this Agreement and the Term Sheet refer or apply to the Chapter 11 Cases, the Bankruptcy Court and/or the Plan (including Definitive Documentation (as defined below) and any other documentation relating or relevant thereto) or events, circumstances or procedures in the United States (the “US Process”) but do not equally reference or apply to (i) the Examinership Proceeding, the Irish court and/or the Scheme of Arrangement (including Definitive Documentation and any other documentation relating or relevant thereto) or equivalent events, circumstances or procedures in Ireland (the “Irish Process”) or (ii) the Bermuda Proceedings, the Bermuda Court, the Bermuda Scheme and/or the Conditional Recognition Order (including Definitive Documentation and any other documentation relating or relevant thereto) or equivalent events, circumstances or procedures in Bermuda (the “Bermuda Process”), those provisions relating to the US Process shall be deemed to apply or refer equally to the Irish Process and Bermuda Process (and, if necessary, this Agreement and the Term Sheet will be deemed to include provisions relating to the Irish Process and Bermuda Process which correspond to provisions relating to the US Process) to ensure that the rights and obligations of the Parties under this Agreement apply equally to the Irish Process and Bermuda Process in the same way as the US Process, to the fullest extent necessary in order to implement the Restructuring in accordance with the terms, spirit and intent of this Agreement and the Term Sheet. For the avoidance of doubt, the foregoing will not require the provision of any additional funding to WIL-Ireland or WIL-Bermuda in addition to the funding contemplated in the US Process by this Agreement in the Term Sheet.”

b.                                      A new Section 2(c) of the Restructuring Support Agreement be, and it hereby is, included and shall read as follows:

“In connection with the Bermuda Process, the Debtors may, with the prior written consent of the Required Consenting Noteholders, pursue a Conditional Recognition Order in place of the Bermuda Scheme.”

3.                                      Amendment to Section 4. Section 4 of the Restructuring Support Agreement be, and it hereby is, amended as follows:

a.                                      Subsections 4(a)(vii) and 4(a)(viii) are hereby amended and restated as follows:

“(vii) if applicable in accordance with Section 2(c), the Bermuda Scheme and an order of the Bermuda Court approving the Bermuda Scheme (the “Bermuda Scheme Confirmation”); and

(viii) if applicable in accordance with Section 2(c), an order of the Bermuda Court confirming that, conditional upon the Confirmation Order, (i) the Bermuda Court recognizes the Confirmation Order as a matter of Bermuda law; (ii) the Bermuda Court permanently restrains creditors and shareholders of WIL Bermuda from pursing claims against WIL Bermuda in breach of their obligations under the Plan; and (iii) the Bermuda Court dismisses the winding up petition in the Bermuda Proceedings, thereby removing the provisional liquidators of WIL Bermuda from office and terminating the Bermuda Proceedings (the “Conditional Recognition Order”);”

4.                                      Amendment to Section 6.

a.                                      Subsection 6(a)(i) of the Restructuring Support Agreement is hereby amended and restated as follows:

“(A) subject to receipt of the Disclosure Statement, vote all of its Notes Claims against, or interests in, as applicable, the Debtors now or hereafter owned by such Consenting Noteholder (or which such Consenting Noteholder now or hereafter has voting control over) to accept the Plan, the Bermuda Scheme (if applicable in accordance with Section 2(c)) and the Scheme of Arrangement in accordance with the applicable procedures set forth in the Disclosure Statement and the Solicitation Materials that meet the requirements of applicable law, including sections 1125 and 1126 of the Bankruptcy Code and any similar laws applicable to the Bermuda Proceedings and the Examinership Proceeding; (B) timely return a duly-executed ballot, or voting or proxy form (as may be applicable) in connection therewith; and (C) not “opt out” of or object to any releases or exculpation provided under the Plan (and, to the extent required by such ballot, affirmatively “opt in” to such releases and exculpation);”

b.                                      Subsection 6(a)(iii) of the Restructuring Support Agreement is hereby amended and restated as follows:

(iii) not (A) object to, delay, impede, or take any other action (including to instruct or direct the Indenture Trustee) to interfere with the prompt (x) consummation of the Restructuring or the Definitive Documentation (including the entry by the Bankruptcy Court of an order approving the Disclosure Statement and the Confirmation Order, if applicable), and (y) court approval and payment by the Debtors of any fees and expenses owed to Lazard Frères & Co. LLC (“Lazard”) pursuant to the engagement letter attached hereto as Exhibit B, which engagement letter is acknowledged to include a cap such that the fees and expenses payable to Lazard thereunder shall not exceed $31.75 million under any circumstance; (B) propose, file, support, or vote for any restructuring, workout, reorganization, liquidation, or chapter 11 plan for any of the Debtors or their subsidiaries (the Debtors and their subsidiaries, collectively, the “Weatherford Parties”), other than the Restructuring and the Plan; or (C) encourage or support any other person or entity to do any of the foregoing;”

5.                                      Amendment to Section 7. Section 7 of the Restructuring Support Agreement be, and it hereby is, amended as follows:

a.                                      Subsection 7(g) is hereby amended and restated as follows:

“(g) consult in good faith with the Noteholder Committee as regards WIL Bermuda’s proposed approach to and structuring of the Bermuda Proceedings and the Bermuda Scheme or the Conditional Recognition Order (as applicable in accordance with Section 2(c)), and any and all documents relating to the procedure therefore and implementation thereof;”

6.                                      Amendment to Section 8. Section 8 of the Restructuring Support Agreement be, and it hereby is, amended as follows:

a.                                      Subsection 8(l) of the Restructuring Support Agreement is amended and restated in its entirety, which shall read as follows:

“if the Executive Arrangements relating to change in control and severance matters are not modified in a manner acceptable to the Required Consenting Noteholders.”

b.                                      Subsection 8(k) of the Restructuring Support Agreement is hereby amended and restated as follows:

“Since the date of this Agreement, any effect, change, condition, circumstance, development or event that, individually or in the aggregate has had, or would reasonably be expected to have, a material adverse effect on the assets, liabilities, properties, business or condition (financial or otherwise) of the Weatherford Parties taken as a whole, other than any effect, change, condition, circumstance or event (i) that has occurred prior to the date of this Agreement or that contributed to or gave rise to the filing of the Chapter 11 Cases, (ii) arising from the filing of any of the Cases, or (iii) arising from compliance with the terms of this Agreement, including, without limitation, seeking approval of the Disclosure Statement, and seeking to confirm or consummate the Plan, the Scheme of Arrangement, the Bermuda Scheme or the Conditional Recognition Order;”

7.                                      Amendments to Schedule 1. Schedule 1 of the Restructuring Support Agreement be, and it hereby is, amended as follows:

a.                                      Paragraph (b) of Schedule 1 of the Restructuring Support Agreement be, and it hereby is, amended and restated in its entirety to read: “within two (2) calendar days after the Petition Date, the Debtors shall commence with the Bermuda Court, the Bermuda Proceedings;”

b.                                      Paragraph (f) of Schedule  1 of the Restructuring Support Agreement is hereby deleted;

c.                                  Paragraph (g) of Schedule 1 of the Restructuring Support Agreement be, and it hereby is, amended and restated in its entirety to read: “WIL-Ireland shall have commenced the Examinership Proceeding by no later than October 9, 2019 (the “Examinership Commencement Date”);”; and

d.                                 Paragraph (j) of Schedule 1 of the Restructuring Support Agreement is hereby amended and restated in its entirety to read: “no later than fifteen (15) calendar days after (1) the entry of the Confirmation Order by the Bankruptcy Court, (2) the entry of the order of the Irish Court approving the Scheme of Arrangement and (3) the entry by the Bermuda Court of either the Bermuda Scheme Confirmation or (if applicable in accordance with Section 2(c)) the Conditional Recognition Order, the Debtors shall consummate the transactions contemplated by the Plan (the date of such consummation, the “Plan Effective Date”)”.

8.                                      Miscellaneous.

a.                                 Sections 15 (Fees and Expenses), 16 (Consents and Acknowledgments), 18 (Survival of Agreement), 19 (Settlement), 20 (Relationship Among Parties), 21 (Specific Performance), 22 (Governing Law and Consent to Jurisdiction and Venue), 23 (WAIVER OF RIGHT TO TRIAL BY JURY), 24 (Successors and Assigns), 25 (No Third-Party Beneficiaries), 26 (Notices), 28 (Amendments), 29 (Reservation of Rights), 30 (Counterparts), 31 (Public Disclosure), 32 (Creditors’ Committee), 33 (Severability), 35 (Time Periods), 36 (Headings), 37 (Interpretation) and 38 (Remedies Cumulative; No Waiver) be, and each of them hereby is, incorporated by reference, mutatis mutandis, as if such provisions were set forth fully herein.

b.                                 This First Amendment, together with the Restructuring Support Agreement, as amended hereby, constitute the complete and exclusive statement of agreement among the Debtors and the Required Consenting Noteholders with respect to the subject matter hereof and thereof, and supersede all prior written and oral statements by and among the Debtors and the Required Consenting Noteholders or any of them.

c.                                  Except as specifically amended hereby, the Restructuring Support Agreement shall remain in full force and effect.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Christoph Bausch
Name: Christoph Bausch
Title: Executive Vice President & Chief Financial Officer

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Christoph Bausch
Name: Christoph Bausch
Title: President & Chief Financial Officer

WEATHERFORD INTERNATIONAL, LLC

By:	/s/ Christoph Bausch
Name: Christoph Bausch
Title: Authorized Governing Person

[Signature Page to Amendment to Restructuring Support Agreement]

[CONSENTING NOTEHOLDER SIGNATURES]

[Signature Page to Amendment to Restructuring Support Agreement]